UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 9, 2025

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement with General R.V

On May 9, 2025, Lazydays Holdings, Inc. (the “Company”) and certain of its indirect subsidiaries (the “Asset Sellers” and, together with the Company, the “Seller Parties”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with General R.V. Center, Inc. (“General R.V.”) pursuant to which the Asset Sellers agreed to sell substantially all of the assets (the “Purchased Assets”) contributing to their operation of recreational vehicle sales and service dealerships (the “Business”) in Fort Pierce, Florida, Longmont, Colorado and Mesa, Arizona to General R.V. (each an “Asset Sale”) for an aggregate purchase price of approximately $5.6 million, plus further cash for new and used RV inventory; parts and accessories inventory; supplies; and service work in process (as allocated and valued in accordance with Exhibit A to the Asset Purchase Agreement), subject to certain adjustments and the terms and conditions set forth therein.

The Asset Purchase Agreement contemplates a series of closing on a dealership-by-dealership basis. Subject to the terms and conditions therein, the parties agreed in the Asset Purchase Agreement to close: (i) the Mesa, Arizona dealership Asset Sale on or before May 23, 2025; (ii) the Fort Pierce, Florida dealership Asset Sale on or before June 6, 2025, simultaneously with the closing of the Fort Pierce Real Estate Sale (as defined below) on or before June 6, 2025; and (iii) the Longmont, Colorado dealership Asset Sale on or before June 13, 2025.

The Asset Purchase Agreement contains customary representations, warranties and covenants related to the Business and the Asset Sale, including that each Asset Seller agreed to operate the applicable Business in the ordinary course of business until the closing of the applicable Asset Sale.

The Asset Purchase Agreement may be terminated prior to the closing of the final Asset Sale: (i) by mutual written consent of the parties, (ii) by General R.V. or any Seller Party in the case of certain governmental orders or laws prohibiting the Asset Sales, (iii) by General R.V. or any Seller Party if any of the conditions to the closing of the final Asset Sale are not satisfied on or before June 16, 2025, as such date may be extended from time to time with the written consent of the parties (provided that the party invoking this termination right has not breached the Asset Purchase Agreement in certain respects), or (iv) by a non-breaching party upon certain uncured or incurable breaches of the Asset Purchase Agreement by the other party or parties.

Pursuant to the Asset Purchase Agreement, a portion of the proceeds of each Asset Sale will go to the repayment of any indebtedness secured by the applicable Purchased Assets.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 2.1 hereto, and is incorporated herein by reference. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Real Estate Purchase Agreement with General R.V.

Also on May 9, 2025, LD Real Estate, LLC, an indirect subsidiary of the Company (“Real Estate Seller”), entered into a Real Estate Purchase Agreement (the “Real Estate Purchase Agreement”) with FL ST Lucie 95, LLC, a subsidiary of General R.V. (“Real Estate Purchaser”), pursuant to which the Real Estate Purchaser agreed to purchase the Real Estate Seller’s owned real estate where the applicable Asset Seller operates the dealership subject to the Asset Purchase Agreement in Fort Pierce, Florda, for approximately $21.0 million in cash, subject to certain adjustments and the terms and conditions set forth therein (the “Fort Pierce Real Estate Sale”). The Real Estate Purchase Agreement would terminate automatically in the event that the Asset Purchase Agreement is terminated in accordance with its terms.

The foregoing description of the Real Estate Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 2.2 hereto, and is incorporated herein by reference. The representations, warranties and covenants contained in the Real Estate Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

First Amendment to Limited Waiver and Consent with Respect to M&T Credit Agreement

On May 9, 2025, the Company entered into a First Amendment to Limited Waiver and Consent (the “Waiver Amendment”), which amended that certain letter agreement, dated and effective as of April 30, 2025 (the “Limited Waiver”), delivered in connection with the Second Amended and Restated Credit Agreement dated as of February 21, 2023 (as amended from time to time, the “M&T Credit Agreement”) with Manufacturers and Traders Trust Company, as Administrative Agent, the lenders party thereto, the Company and the subsidiaries of the Company party thereto as loan parties. The M&T Credit Agreement provides the Company and certain of its subsidiaries with a floor plan credit facility.

The Limited Waiver granted temporary waivers of specified existing or potential defaults or events of default that occurred or may have occurred under the M&T Credit Agreement (collectively, the “Specified Defaults”) including, among other things, the Company’s inability to make certain vehicle curtailment payments during the Waiver Period (defined below) (the “Curtailment Waiver”) and the Company’s inability to make certain interest payments during the Waiver Period (the “Interest Payment Waiver”). The waivers granted pursuant to the Limited Waiver applied for a period (the “Waiver Period”) beginning on April 30, 2025 and lasting until the earliest to occur of (a) 11:59 P.M. (Eastern Time) on May 30, 2025 (the “Original Outside Date”) and (b) the failure of the Company or any other loan party to comply timely with any term, condition or covenant set forth in the Limited Waiver or the occurrence of any other default or event of default (other than the Specified Defaults) under the M&T Credit Agreement. Among other terms, the Company also agreed in the Limited Waiver to engage a chief administrative officer by May 9, 2025 (the “Original CAO Deadline”).

The Waiver Amendment amended the Limited Waiver to (i) extend the Original Outside Date of the Waiver Period to June 20, 2025, (ii) extend the Original CAO Deadline to May 14, 2025, (iii) provide that the only curtailment payments being extended pursuant to the Curtailment Waiver are those owing with respect to the month of April and (iv) provide that the only interest payments being extend pursuant to the Interest Payment Waiver are those that were otherwise payable on May 1, 2025.

The foregoing description of the Waiver Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of the May 9, 2025, by and among General R.V. Center, Inc., as purchaser, LDL of Fort Pierce, LLC, Lazydays RV of Longmont, LLC, Lazydays RV of Phoenix, LLC, as sellers, and Lazydays Holdings, Inc.

2.2*	Real Estate Purchase Agreement, dated as of May 9, 2025, by and between LD Real Estate, LLC, as seller, and FL ST Lucie 95, LLC, as purchaser.

10.1	First Amendment to Limited Waiver and Consent, dated May 9, 2025, by and among LDRV Holdings Corp., the other loan parties party thereto, Manufacturers and Traders Trust Company and the other lenders party thereto.

104	Cover Page Interactive Data File (formatted as inline XBRL).

* Certain schedules and exhibits have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

May 14, 2025	By:	/s/ Ronald K. Fleming
Date		Ronald K. Fleming
Interim Chief Executive Officer